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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the StarMedia Network, Inc. 2000 Stock Incentive Plan of our report dated January 28, 2000, with respect to the consolidated financial statements of StarMedia Network, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
July 21, 2000